Exhibit 99.1

The Timken Company
Media Contact: Jeff Dafler
Manager — Global Media &
Government Relations
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-3514
Facsimile: (330) 471-7032
jeff.dafler@timken.com
Investor Contact: Steve Tschiegg
Manager — Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com
For Additional Information:
www.timken.com/media
www.timken.com/investors
NEWS RELEASE
Timken Raises Third-Quarter,
Full-Year 2008 Earnings Estimates
Company to announce complete quarterly results
Oct. 24
     CANTON, Ohio — Sept. 30, 2008 — The Timken Company (NYSE: TKR) today raised its estimate for third-quarter 2008 earnings per diluted share, excluding special items, to $1.00 to $1.10, above its prior estimate for the quarter of $0.65 to $0.75 per share. During the third quarter, Timken benefited from continued strong global industrial demand and its capacity-expansion initiatives, as well as declining scrap prices and resulting lower LIFO charges.
     “Our investments in new industrial capacity in rapidly growing global markets and our ability to recover high raw-material costs have pushed our performance well beyond our own expectations for the quarter,” said James W. Griffith, Timken’s president and chief executive officer. “Despite continued challenges in automotive markets and softening in some sectors of the global economy, we expect record full-year earnings in 2008 and with our improved execution to carry that momentum forward into 2009.”
     The company increased its full-year 2008 earnings estimate to $3.30 to $3.45 per diluted share, excluding special items, up from its previous estimate of $2.95 to $3.10 per diluted share, excluding special items. The company is maintaining its implied fourth-quarter earnings estimate of $0.52 to $0.57 per diluted share, excluding special items, reflecting strength in industrial markets, weakness in automotive markets, seasonal plant shutdowns and the timing of recovery of raw-material costs, which are expected to remain at historically high levels.

The Timken Company
     Timken will announce its complete quarterly financial results before the New York Stock Exchange opens for trading on Oct. 24.
Conference Call Information
     The company will host a conference call for investors and analysts to discuss third-quarter 2008 financial results.

Conference Call:	Friday, Oct. 24, 2008
9 a.m. Eastern Time

Live Dial-In:	800-344-0593 or 706-634-0975
(Call in 10 minutes prior to be included.)
Conference ID: 24735640

Replay Dial-In through Nov. 3, 2008:
800-642-1687 or 706-645-9291

Live Webcast:	www.timken.com/investors
About The Timken Company
     The Timken Company (NYSE: TKR, http://www.timken.com) keeps the world turning, with innovative friction management and power transmission products and services, enabling our customers to perform faster and more efficiently. With sales of $5.2 billion in 2007, operations in 27 countries and approximately 25,000 employees, Timken is Where You Turn™ for better performance.
     Certain statements in this news release (including statements regarding the company’s forecasts, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company’s financial performance are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the completion of the company’s financial statements for the third quarter of 2008; fluctuations in raw-material and energy costs and the operation of the company’s surcharge mechanisms; the company’s ability to respond to the changes in its end markets, especially the North American automotive industry; changes in the financial health of the company’s customers; changes in the expected costs associated with product warranty claims; and the impact on operations of general economic conditions, higher raw-material and energy costs, fluctuations in customer demand and the company’s ability to achieve the benefits of its future and ongoing programs and initiatives, including, without limitation, the implementation of its Mobile Industries Segment restructuring program and initiatives and the rationalization of the company’s Canton bearing operations. These and additional factors are described in greater detail in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007, page 40, and in the company’s Form 10-Q for the quarter ended June 30, 2008. The company undertakes no obligation to update or revise any forward-looking statement.

The Timken Company
Reconciliation of Outlook Information
     Expected earnings per diluted share for the third and fourth quarter of 2008 and the 2008 full year exclude special items. Examples of such special items include impairment and restructuring, manufacturing rationalization/reorganization expenses, gain/loss on the sale of non-strategic assets and payments under the Continued Dumping and Subsidy Offset Act (“CDSOA”). It is not possible at this time to identify the potential amount or significance of these special items. Management cannot predict whether the company will receive any additional payments under the CDSOA in 2008 and if so, in what amount.
###